EXHIBIT 11


                COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE
                                   (Unaudited)


                                                                                    THREE MONTHS ENDED
                                                                                 March 31             March 31
                                                                                   1996                 1995
                                                                      ------------------------ -----------------------
           (in thousands except per share data)
           PRIMARY
             Weighted average shares outstanding                                       10,967                  11,008
             Net effect of dilutive stock options
                 based on the treasury stock method
                 using average market price                                                 *                       *
                                                                      ======================== =======================
                                                                                       10,967                  11,008
                                                                      ======================== =======================
             Net income (loss)                                                           $558                  $(312)
                                                                      ======================== =======================
             Per share                                                                  $0.05                 $(0.03)
                                                                      ======================== =======================

           FULLY DILUTED
             Weighted average shares outstanding                                       10,967                  11,008
             Net effect of dilutive stock options
                 based on the treasury stock method
                 using ending market price, if
                 higher than average market price                                           *                       *
                                                                      ------------------------ -----------------------
                                                                                       10,967                  11,008
                                                                      ======================== =======================
             Net income (loss)                                                           $558                  $(312)
                                                                      ======================== =======================
             Per share                                                                  $0.05                 $(0.03)
                                                                      ======================== =======================

           *Antidilutive